                                                                   EXHIBIT 10.28




                                  OFFICE LEASE


                                NEWSREAL, INC.,

                                     TENANT

                                      AND

                           WATERFRONT II CORPORATION,

                                    LANDLORD


                           TRANSPOTOMAC CANAL CENTER

                              ALEXANDRIA, VIRGINIA





                                 JUNE __, 1998
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                                  DEED OF LEASE

                            TRANSPOTOMAC CANAL CENTER

                              ALEXANDRIA, VIRGINIA

       THIS DEED OF LEASE (the "Lease") is made as of the    day of June, 1998,
by and between WATERFRONT II CORPORATION, a Delaware corporation (hereinafter referred to as "Landlord"), and NEWSREAL, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                    RECITALS

       A. Landlord is the owner of an office building (the "Building"), located at 66 Canal Center Plaza, Alexandria, Virginia, in an office building complex known as TransPotomac Canal Center (the "Complex").

       B. Tenant desires to lease space in the Building, and Landlord is willing to rent space in the Building to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

       NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

                                    ARTICLE I

                                  THE PREMISES

       SECTION 1.1 LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, Suite 700, located on the seventh
(7th) floor of the Building, which space consists of approximately 9,942 square feet of rentable area (such space being hereinafter referred to as the "Premises"). The said approximation of square footage shall in no way affect the fixed rental hereunder should any variance be found to exist between said approximation and actual square footage. The Premises are outlined in red on the first page of Exhibit A attached hereto and made a part hereof. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building and the common public areas of the Complex (the "Common Areas"), but includes no other rights not specifically set forth herein. Landlord reserves the right to modify the size, location, arrangement, finish and other features of the Common Areas.

       SECTION 1.2 EXPANSION SPACE. Effective as of August 1, 2001, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, the balance of the space on the seventh (7th) floor of the Building, which space consists of approximately 6,087 square feet of rentable area (such space being hereinafter referred to as the "Expansion Premises"). The said approximation of square footage shall in no way affect the fixed rental hereunder should any variance be found to exist between said approximation and actual square footage. The Expansion Premises are also outlined in red on the second page of Exhibit A attached hereto and made a part hereof. If Tenant desires to expand the Premises to include the Expansion Premises on August 1, 2000, Tenant shall give written notice to Landlord no later than December 31, 1999, and the effective date of the lease of the Expansion Premises shall be August 1, 2000. If Landlord obtains possession of the Expansion Space on or before February 1, 2001, Landlord may require Tenant to lease the Expansion Space effective as of February 1, 2001, by giving Tenant no less than ten (10) months' prior written notice that the Expansion Space will be delivered to Tenant on February 1, 2001. The effective date of the commencement of the lease of the Expansion Premises, i.e., August 1, 2000, August 1, 2001, or February 1, 2001, is
hereinafter referred to as the "Expansion Premises Commencement Date". From and after the Expansion Premises Commencement Date, the term "Premises" shall refer to 16,029 square feet of rentable area comprising both the original Premises and the Expansion Premises unless the context indicates otherwise.

                                   ARTICLE II

                                      TERM

         SECTION 2.1 LEASE TERM. The term of this Lease (hereinafter referred to as the "Lease Term") shall commence on July 1, 1998 (the "Lease Commencement Date") and shall continue for a period of one hundred twenty (120) consecutive calendar months thereafter until and including June 30, 2008, unless the Lease Term is terminated earlier or extended in accordance with the provisions of this Lease.

         SECTION 2.2      [intentionally omitted]

         SECTION 2.3      [intentionally omitted]

         SECTION 2.4      DELAY IN DELIVERY OF PREMISES.

                 (a) It is presently anticipated that the Premises will be ready for occupancy by Tenant on or about the Lease Commencement Date; provided, however, if Landlord is unable to deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever to Tenant on account of Landlord's inability to deliver possession of the Premises to Tenant, and this Lease shall not be rendered void or voidable as a result of such delay. Notwithstanding the foregoing, if for any reason the Premises are not delivered on the Lease Commencement Date, Tenant shall have no liability for rent under this Lease until the Premises are delivered to Tenant. Upon delivery of the Premises to Tenant, Landlord and Tenant will execute an amendment to this Lease to state the new Lease Commencement Date and conforming changes in this Lease to reflect such new date, including, without limitation, changes to Sections 3.1 and 3.2 hereof, to confirm that rent shall commence as of the new Lease Commencement Date.

                 (b) It is presently anticipated that the Expansion Premises will be ready for occupancy by Tenant on or about August 1, 2001. If Tenant gives Landlord notice as provided above, the Expansion Premises will be available for occupancy by Tenant on August 1, 2000; or if Landlord obtains possession of the Expansion Space on or before February 1, 2001, the Expansion Premises will be available by February 1, 2001. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Expansion Premises by any of such dates as applicable, Landlord shall not have any liability whatsoever to Tenant on account of Landlord's inability to deliver possession of the Expansion Premises to Tenant, and this Lease shall not be rendered void or voidable as a result of such delay. Landlord and Tenant will execute an amendment to this Lease to confirm the Expansion Premises Commencement Date.

         SECTION 2.5 OPTION TO RENEW. Subject to the provisions of this Section, Tenant shall have, and is hereby granted, an option to renew or extend the Lease Term for one (1) additional period of sixty (60) months (such additional period being hereinafter referred to as the "Renewal Term").

                 (i) This renewal option shall be exercisable by Tenant by giving written notice to Landlord of Tenant's intention to exercise such renewal option not more than fifteen (15) months but no later than twelve (12) months before the





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         expiration of the initial Lease Term. If Tenant shall fail to exercise the renewal option at the time and in the manner hereinabove provided or should Tenant fail to execute an addendum to this Lease within thirty (30) days of the determination of the Market Rent (as hereinafter defined), this option shall be rendered void and of no force or effect, and Tenant shall have no further right to extend or renew the Lease Term.

                 (ii) The fixed monthly rent payable during the Renewal Term shall be at the then current Market Rent as of the commencement of such Renewal Term. As used herein, "Market Rent" shall be the fixed monthly rent for space of equivalent quality, size, utility and location, with the length of the Renewal Term and credit-standing of Tenant as well as the amount of Tenant concessions being offered by Landlord and the operating cost reimbursements and escalations to be taken into account. If Landlord and Tenant do not agree on the then current Market Rent for the Renewal Term within thirty (30) days following Landlord's receipt of Tenant's notice of its intent to exercise its option to renew, the Market Rent shall be determined as follows:

                 The Market Rent shall be determined by a group of three (3) real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third. Said brokers shall each be licensed in Virginia as real estate brokers specializing in the field of commercial leasing, having at least five (5) years' experience, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments promptly within ten (10) days following the expiration of the aforementioned thirty (30) day period. The two brokers selected by Landlord and Tenant shall promptly select a third broker. If the two brokers are unable to agree upon a third broker within five (5) days after they have both accepted their appointment, the parties shall ask the Northern Virginia Association of Realtors to appoint such third broker. Within five (5) days after the third broker is selected, they shall submit their determination of the Market Rent. The Market Rent shall be the mean of the two closest determinations and shall be binding on Landlord and Tenant. Landlord and Tenant shall pay the costs and expenses of the broker selected by each of them and shall share equally the costs and expenses of the third broker.

                 (iii) All references in this Lease to the Lease Term shall be construed to mean both the initial Lease Term and the Renewal Term, if Tenant has exercised its option and the Renewal Term commences, unless the context clearly indicates that another meaning is intended.

                 (iv) The renewal option may not be exercised by Tenant, if at the time specified for exercising such option and/or at the date such Renewal Term is to begin, (A) this Lease shall not be in full force and effect, (B) Tenant shall not be in actual possession of the entire Premises, or (C) a default shall have occurred under this Lease. If Tenant shall not be entitled to exercise such option to renew because of the foregoing provisions of this subsection, such option shall be rendered void and of no force and effect. It is understood that this renewal option is personal to Tenant and will not benefit any subtenant of the Premises





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       or any assignee of this Lease whether or not Landlord has approved such sublease or assignment.

       SECTION 2.6 OPTION TO TERMINATE. Tenant shall have the one-time right to terminate this Lease effective as of June 30, 2003, provided Tenant gives Landlord written notice of its intention to so terminate this Lease no later than June 30, 2002, time being of the essence. If Tenant elects to terminate this Lease, Tenant shall pay to Landlord a fee (the "Termination Fee") to compensate Landlord for, among other things, its unamortized costs related to the cancelled term of the Lease. The Termination Fee shall be calculated as follows. The Landlord's Costs (as hereinafter defined) shall be amortized over a period of one hundred twenty (120) months from the Lease Commencement Date assuming a monthly constant payment of principal and interest at the rate of ten percent (10%) per annum. The Termination Fee shall equal the balloon payment that would be due at the commencement of the sixty-first (61st) month under such an amortization schedule plus the amount equal to two (2) months of the fixed monthly rent for the sixth year of this Lease (i.e., $86,716.14, or two times $43,358.07). As used herein, the Landlord's Costs shall be the sum of all leasing commissions due for the leasing of the entire Premises for the initial ten-year Lease Term, the Improvement Allowance (as hereinafter defined) and Landlord's attorneys' fees and expenses for the preparation and negotiation of this Lease. Tenant shall pay the Termination Fee in full at the time of Tenant's delivery of its written notice of termination to Landlord. Within one month after the Lease Commencement Date, Landlord and Tenant shall confirm in writing the amount of the Termination Fee; however, failure to confirm said fee shall not in any way affect Tenant's liability therefor if the termination option is exercised.

                                   ARTICLE III

                                   FIXED RENT

       SECTION 31 BASE RENT. Tenant shall pay to Landlord as fixed monthly rent for the Premises, without setoff, deduction or demand, the sum of Twenty-Three Thousand One Hundred Ninety-Eight and no/100 Dollars ($23,198.00) (i.e., $28.00 per rentable square foot per annum), which sum is subject to adjustment as provided in Section 3.2 hereof. Said amount shall be payable monthly, in advance, on the first day of each month during the Lease Term. Rent payable for any portion of a month shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rent for each day. Concurrently with the signing of this Lease, Tenant shall pay to Landlord a sum equal to one month's fixed rent, which sum shall be credited by Landlord against the fixed monthly rent due for the first full calendar month of the Lease Term.

       SECTION 3.2 ESCALATION IN BASE RENT. Commencing on July 1, 1999, and on each and every July 1st thereafter during the Lease Term, the fixed monthly rent set forth in Section 3.1 hereof shall be increased by three percent (3%) over the fixed monthly rent as escalated for the immediately preceding twelve-month period. As of the Expansion Premises Commencement Date, the fixed monthly rent attributable to the Expansion Premises shall be based on the rate per square foot then in effect for the Premises. The following chart sets forth the fixed monthly rent as escalated:

    from and including July 1, 1999, through and          $23,893.94
    including June 30, 2000                               ($28.8400/sf)

    from and including July 1, 2000, through and          $24,610.76
    including July 31, 2000                               ($29.7052/sf)




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    from and including August 1, 2000, through and        $24,610.76
    including June 30, 2001                               ($29.7052/sf)
                                                          (if 9,942 sf leased)
                                                          $39,678.72
                                                          ($29 .7052/sf)
                                                          (if 16,029 sf leased)

    from and including July 1, 2001, through and          $25,349.08
    including June 30, 2002                               ($30.5964/sf)
                                                          (if 9,942 sf leased)
                                                          $40,869.14
                                                          ($30.5964/sf)
                                                          (if 16,029 sf leased)

    from and including July 1, 2002, through and          $42,095.22
    including June 30, 2003                               ($31.5143/sf)

    from and including July 1, 2003, through and          $43,358.07
    including June 30, 2004                               ($32.4597/sf)

    from and including July 1, 2004, through and          $44,658.81
    including June 30, 2005                               ($33.4335/sf)

    from and including July 1, 2005, through and          $45,998.58
    including June 30, 2006                               ($34.4365/sf)

    from and including July 1, 2006, through and          $47,378.54
    including June 30, 2007                               ($35.4696/sf)

    from and including July 1, 2007, through and          $48,799.92
    including June 30, 2008                               ($36.5337/sf).

       SECTION 3.3 PAYMENT OF RENT. All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

                                   ARTICLE IV

                                 ADDITIONAL RENT

       SECTION 4.1 INCREASES IN OPERATING CHARGES.

              (a) Commencing on July 1, 1999, Tenant shall pay to Landlord its proportionate share of the amount by which the Annual Operating Charges (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year falling entirely or partly within the Lease Term exceed the actual Annual Operating Charges incurred during calendar year 1998, which Annual Operating Charges shall be grossed up for each calendar year (including the 1998 base year) if the Building is less than 95% occupied to reflect an occupancy level of ninety-five percent (95%) within the Building. For purposes of this Section 4.1, Tenant's proportionate share of such increase shall be eight and 70/100 (8.70%)

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prior to the Expansion Premises Commencement Date and fourteen and 02/100 percent (14.02%) after the Expansion Premises Commencement Date, representing the agreed upon proportion that the total rentable area in the Premises bears to the total rentable office area above grade in the Building (i.e., 114,289 sq. ft.). Such proportionate share shall be adjusted appropriately in the event of changes in either the size of the Premises or the amount of rentable office area above grade in the Building.

              (b) The Annual Operating Charges are defined as the sum of the following costs and expenses relating to the ownership and operation of the Building and the Complex, which in each instance shall be reasonable in amount and of a nature normally incurred by owners or managers of comparable first-class office buildings in the Washington, D.C. metropolitan area: (i) real estate taxes, including general and special assessments, if any, and any other taxes or governmental charges, now or hereafter levied that are in the nature of, or in substitution for real estate taxes, which are imposed upon or assessed against the Building or the land upon which it is situated (less four and 8 1/100 percent (4.81%), which is the portion of such real estate taxes applicable to the retail space of the Building); (ii) gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature; (iii) insurance; (iv) Building personnel costs, including, but not limited to salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters, and other Building personnel;
(v) costs of all materials, supplies, labor and other services purchased or levied in connection with the Building, including but not limited to, service and maintenance contracts for chillers, boilers, controls, elevators, mail chute, window, janitorial and general cleaning, security services, and management fees; (vi) all other maintenance, repair, replacement expenses and supplies which are properly deducted by Landlord in computing its federal income tax liability; (vii) costs of landscaping, gardening and planting, cleaning, painting (including striping of parking areas), decorating, lighting, sanitary control, removal of trash, garbage and other refuse; (viii) lighting, heating, ventilating and air conditioning of the Building; (ix) fire protection; (x) compliance with governmental laws, rules, regulations and orders; (xi) installing and renting of signs; (xii) depreciation (on a straight-line basis) for capital expenditures made by Landlord during the Lease Term to reduce operating expenses; (xiii) any other costs and expenses incurred by Landlord in the operation of the Building; (xiv) any other costs and expenses allocable to the Building (such allocation to be determined by a certified public accountant) including but not limited to the items in (i) through (xiii) above, incurred by Landlord in contributing its share for the operation of the common elements of the Complex; and (xv) the costs of any additional services not provided to the Building or Complex at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building or in the operation of the Complex. For purposes of determining Tenant's proportionate share of increases in Annual Operating Charges, annual increases in Controllable Expenses (as hereinafter defined) shall be limited to six percent (6%) over the Controllable Expenses for the immediately preceding calendar year; provided, however, this limitation shall be subject to good faith negotiations between Landlord and Tenant in the event Landlord desires to improve the operation of the Building or the Complex in such a manner that this limitation would be exceeded. "Controllable Expenses" shall mean all Annual Operating Charges except the following: (w) real estate taxes as described in subsection (i) above or any license fees that may be required of landlords in the future; (x) utilities as described in subsections (ii) and (viii) above; (y) insurance as described in
(iii) above (but only if not competitively bid in the year in question); and (z) evening contract cleaning services and daytime porter/maid services (but only if not competitively bid in the year in question). Controllable Expenses shall not include management fees; however, management fees shall in no event exceed four percent (4%) of gross rents in any year. Annual Operating Charges shall not include (i) principal or interest payments on any mortgages, deeds of trust or other financing encumbrances; (ii) leasing commissions payable by Landlord;
(iii) deductions for depreciation of the Building or the Complex, except as provided above; (iv) capital improvements that are not deducted by Landlord


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in computing its federal income tax liability; or (v) the costs of special services and utilities separately chargeable to individual tenants of the Building or the Complex. Tenant understands that the Building is operated as part of the Complex and that certain costs of operation of the Complex are allocated among the Building and other buildings in the Complex.

              (c) Except as provided in subsection (d) below, Landlord shall submit to Tenant each year a statement setting forth the amount payable by Tenant pursuant to this Section 4.1 for the preceding calendar year. Within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord the amount shown thereon.

              (d) In lieu of accepting from Tenant one annual payment for Tenant's proportionate share of increases in the Annual Operating Charges, Landlord shall have the right to require Tenant to make estimated monthly payments on account of the amount Tenant will be obligated to pay pursuant to this Section 4.1 for each calendar year falling entirely or partly within the Lease Term. If Landlord exercises such right, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the amount Tenant will be obligated to pay pursuant to this Section 4.1 for the calendar year in question, which reasonable estimate may be revised from time to time, and Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to such estimated amount multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within ninety (90) days after the expiration of such calendar year, Landlord shall submit to Tenant a statement showing Tenant's proportionate share of the increase in the Annual Operating Charges incurred during such calendar year and the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increase, Tenant shall deduct the net overpayment from its next estimated payment or payments on account of future increases in the Annual Operating Charges. If Tenant's actual liability for such increase exceeds the estimated payments made by Tenant on account thereof, then Tenant shall immediately pay to Landlord the total amount of such deficiency.

              (e) In the event the Lease Term commences or expires during a calendar year, the increase in the Annual Operating Charges to be paid by Tenant for such calendar year shall be determined by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365. Tenant's liability for its proportionate share of the increase in the Annual Operating Charges for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term and shall be payable as provided in this Section 4.1.

       SECTION 4.2 TREATMENT AS ADDITIONAL RENT. All payments required to be made by Tenant pursuant to this Article IV shall be additional rent for the Premises and shall be paid to Landlord, without setoff or deduction, in the same manner as fixed monthly rent is payable pursuant to Article III hereof. Notwithstanding any dispute which may arise in connection with the computation or estimate of the amount due under this Article IV, the Tenant shall be obligated to pay the amount specified by the Landlord without set-off or deduction, pending the resolution of any dispute.

       SECTION 4.3 ADDITIONAL TAXES OR GOVERNMENTAL CHARGES. In the event that any business, rent or other taxes, or any governmental changes that are now or hereafter levied upon Tenant's use or occupancy of the Premises or Tenant's business at the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection of payment


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

of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord as additional rent under this Article IV.

       SECTION 4.4 TENANT'S RIGHT TO AUDIT ANNUAL OPERATING CHARGES. Provided no Event of Default has occurred, Tenant shall have the right, at Tenant's expense, to audit Landlord's books and records of the Annual Operating Charges relating to any calendar year for which payments of increases in Annual Operating Charges are due from Tenant as additional rent. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant shall provide written notice for such audit within thirty (30) days following the date that Landlord or its agent shall have delivered to Tenant the statement of Annual Operating Charges with respect to which Tenant desires to make such audit. Such audit shall cover only the immediately preceding calendar year for the statement being audited and shall be conducted by an independent certified public accountant at the offices of Landlord's managing agent or accountant during normal business hours at a time mutually convenient to Landlord and Tenant. In no event shall the accountant be compensated on the basis of a contingent fee arrangement. Landlord may require as a condition of permitting such audit that Tenant, its principals, employees, and accountants enter into a confidentiality agreement reasonably acceptable to Landlord. Such audit shall be conducted in accordance with generally accepted auditing standards. Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days of its receipt by Tenant. If Tenant's audit reveals that Landlord's calculation of additional rent is in error, the corrected amount shall be paid by Tenant to Landlord within ten (10) days after the completion of the audit, or if Tenant has already paid the additional rent, the overpayment will be promptly refunded to Tenant or credited to the next payment of rent due under this Lease. Notwithstanding anything to the contrary in this Section, in the event that any such audit reveals that Landlord's calculation of Annual Operating Charges was inaccurate by five percent (5%) or more, Landlord, not Tenant, shall pay for the reasonable audit expenses incurred by Tenant up to Two Thousand and no/100 Dollars ($2,000.00) provided Tenant presents to Landlord detailed statements and paid receipts for such services.

                                    ARTICLE V

                                SECURITY DEPOSIT

       SECTION 5.1 SECURITY DEPOSIT.

              (a) Simultaneously with the execution of this Lease, Tenant shall post as a security deposit with Landlord an irrevocable and unconditional letter of credit from a bank located in the Washington, D.C. metropolitan area and acceptable to Landlord in the amount of Two Hundred Thousand and no/100 Dollars ($200,000). Said letter of credit shall be increased to Four Hundred Thousand and no/100 Dollars ($400,000) as of October 1, 1998, time being of the essence, and shall be in the form of Exhibit B attached hereto Commencing on September 30, 1999, and provided no default shall have occurred and remain uncured, the amount of the letter of credit shall be reduced by Sixty Thousand and no/100 Dollars ($60,000.00) on September 30 of each year during the Lease Term until September 30, 2003, at which time the security deposit shall remain at One Hundred Thousand and no/100 Dollars ($100,000.00) for the remainder of the Lease Term.

              (b) In the event Landlord receives notice from the issuer of the letter of credit that the letter of credit will not be renewed and if Tenant does not replace the letter of credit with an identical letter of credit complying with the terms of this Article V no later than the date with is fifteen (15) days prior to the expiration of the letter of credit, Landlord may draw down the letter of credit and hold the cash as the security deposit under this Lease. Such drawing of


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

the letter of credit will not constitute a default under this Lease, and Tenant, at its option, may replace said cash with a letter of credit complying with the terms of this Article V.

              (c) If Landlord holds cash as the security deposit, Landlord shall not be required to maintain such cash deposit in a separate account. Such security deposit shall not earn interest, unless required to do so by any provision of law.

              (d) The security deposit shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Upon the expiration of the Lease Term, and provided Tenant is not in default hereunder, Landlord shall return the security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any default by Tenant hereunder. In the event of any default by Tenant hereunder during the Lease Term, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for (i) the payment of any fixed or additional rent or any other sum as to which Tenant is in default, or (ii) the payment of any amount which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Building pursuant to Section 9.2 hereof, or (iii) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises. If any portion of said deposit is so used or applied, within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash, or a letter of credit complying with the terms of this Article V in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall constitute a default under this Lease.

              (e) In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser, in which event Tenant shall look only to the new Landlord for the return of the security deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit. Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage (defined in Section 21.1 hereof), encumbering the Building for return of the security deposit if such holder or its successors or assigns shall succeed to the ownership of the Building whether by foreclosure or deed in lieu thereof, except if and to the extent such security deposit is actually transferred to such holder. In the absence of evidence satisfactory to Landlord for any permitted assignment of the right to receive the security deposit, or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in such security deposit. In such event, upon the return of such security deposit (or balance thereof) to the original Tenant, Landlord shall be completely relieved of liability hereunder.

                                   ARTICLE VI

                                 USE OF PREMISES

       SECTION 6.1 USE OF PREMISES. Tenant shall use, and occupy the Premises solely for general office purposes and for no other use or purpose without the prior written consent of Landlord. Tenant represents and warrants that it is not, and will not operate the Premises as, a place of public accommodation for the purposes of the Americans with Disability Act, as it may be amended from time to time. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to the Landlord or other tenants of the Building or of the Complex or for any purpose prohibited in the rules and regulations promulgated by Landlord. Tenant acknowledges that a use which attracts a large number of people, such as an employment agency or public defender's office, would cause unreasonable annoyance to the Landlord. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, the City of Alexandria, and any other public or quasipublic authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense. Landlord shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the Commonwealth of Virginia, the City of Alexandria, and any other public or quasipublic authority having jurisdiction over the Common Areas.

                                  ARTICLE VII

                                 PARKING SPACES

      SECTION 7.1 PARKING. Tenant agrees to lease, in addition to the Premises, thirty-two (32) unreserved parking spaces (i.e., two spaces per 1,000 square feet leased) in the garage of the Building throughout the Lease Term at the prevailing rate of Ninety Dollars ($90.00) per space per month, subject to reasonable increases on an annual basis.

                                  ARTICLE VIII

                           ASSIGNMENT AND SUBLETTING

      SECTION 8.1 LANDLORD CONSENT REQUIRED. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or its interest therein, or sublet, rent or permit anyone to occupy the Premises, or any part thereof, without giving Landlord thirty (30) days' prior written notice of Tenant's intention to assign or sublet the Premises and obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute, subjective discretion. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. If Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

      SECTION 8.2 DEEMED ASSIGNMENT. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling or majority interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 8.1. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer (whether by way of one or more sales or transfers) of a controlling or majority interest of the capital stock of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 8.1. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter.

      SECTION 8.3 LANDLORD OPTION TO TERMINATE. If Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises (i.e., 50% in the aggregate including any prior or simultaneously assigned or subleased space), Landlord shall have the option to terminate this Lease with regard to that portion of the Premises that Tenant desires to assign or sublet and, in addition, Landlord shall have the option to require any existing assignees or sublessees of Tenant to attorn to Landlord. Landlord may exercise the option by giving Tenant written notice within thirty (30) days after Landlord has received Tenant's written notice of intention to assign or sublet pursuant to Section 8.1. The effective date of termination shall be mutually agreed upon by Landlord and Tenant, and, if they cannot agree upon a termination date, the termination date will be ninety (90) days from the date Landlord received the notice that Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises. Upon termination, all of the rights and obligations of Landlord and Tenant under the terms of this Lease shall be terminated with regard only to that portion of the rentable area of the Premises which Tenant notified Landlord that Tenant desires to assign or sublet, except the obligation of Tenant to pay rent and all other charges that accrue to the date of termination. The options of Landlord under this Section shall apply to each assignment or sublease by Tenant and a waiver by Landlord as to one assignment or sublease shall not affect any subsequent assignment or sublease.

      SECTION 8.4 LANDLORD TO SHARE IN TENANT PROFIT. If Tenant desires to assign or sublet the whole or a part of the Premises, Landlord may condition its consent to the subletting or assignment on the requirement that fifty percent (50%) of the net profit derived by Tenant from the assignment or subletting shall be paid by Tenant to Landlord as additional rent. Net profit shall be deemed to mean the net avails received by Tenant from any subletting or assignment less brokerage and other expenses incurred in making the assignment or sublease amortized, however, over the term of the assignment or sublease, said net profit to be paid monthly to Landlord by Tenant at the times that the subrent or assignment charge is paid by the subtenant or assignee to Tenant and as and when the same is received by Tenant.

                                   ARTICLE IX

                        TENANT'S MAINTENANCE AND REPAIR

      SECTION 9.1 TENANT TO MAINTAIN PREMISES. Tenant will keep and maintain the Premises and all fixtures and equipment located therein in a clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, will suffer no waste or injury thereto, and will, at the expiration or other termination of the Lease Term, surrender the Premises, broom clean, in the same order and condition in which they are in on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. All bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant's cost and expense.

      SECTION 9.2   TENANT TO PAY FOR REPAIRS. Except as otherwise provided in
Article XVIII hereof, all injury, breakage and damage to the Premises and to any other part of the Building caused by any act or omission of Tenant or any agent, employee, subtenant, licensee, contractor, customer, client, family member, or invitee of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds received by Landlord on account of such injury, breakage or damage.

      SECTION 9.3 TENANT TO COMPLY WITH LAWS. During the Lease Term, Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the federal, state, county, town, village and city governments and of all other governmental authorities affecting the Premises or appurtenances thereto or any part thereof whether the same are in force at the commencement of the Lease Term or may in the future be passed, enacted or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section 9.3.

                                   ARTICLE X

                               TENANT ALTERATIONS

      SECTION 10.1 INITIAL ALTERATIONS. Tenant acknowledges that Tenant has inspected the Premises and accepts the Premises in their "AS IS" condition. Tenant shall accept the Expansion Premises AS IS" as of Expansion Premises Commencement Date, it being understood that if Tenant desires to remove the demising wall, such removal shall be at Tenant's sole cost and expense and shall be accomplished in accordance with this Article. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises and the Expansion Premises.

      SECTION 10.2 TENANT ALTERATIONS. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "improvements"), structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. When granting its consent, Landlord may impose any conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons to perform the work, and the obtaining of specified insurance. All improvements permitted by Landlord must be performed by bonded contractors and must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or similar body exercising similar functions and to all laws, regulations and requirements of the federal, Virginia and City of Alexandria governments. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic's and materialmen's liens against the Building and the land upon which it is situated from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with improvements to the Premises. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the land upon which it is situated, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent payable with the next fixed monthly rental payment falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any alterations, decorations, additions or improvements to the Premises shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall not be deemed to be the agent of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the

Premises, the Building or the land upon which it is situated to any mechanic's or materialmen's liens which may be filed in connection therewith. Tenant shall supply Landlord with as-built plans showing all improvements by Tenant to the Premises or the Building promptly upon completion of each such improvement.

      SECTION 10.3 IMPROVEMENTS. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises. If any improvements are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All improvements to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term: except (1) that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant and (2) that Landlord shall have the right to require Tenant to remove all tenant improvements and fixtures at the end of the Lease Term at the sole cost of Tenant. Notwithstanding the foregoing, if Tenant so requests, Landlord will state in writing at the time of Landlord's approval of Tenant's proposed improvements to the Premises, which improvements Landlord will not require Tenant to remove at the expiration or earlier termination of this Lease. All damage and injury to the Premises or the Building caused by any removal shall be repaired by Tenant, at Tenant's sole expense, so as to conform the Premises to the standard condition of the Building. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

      SECTION 10.4 IMPROVEMENT ALLOWANCE. Landlord agrees to provide Tenant with an allowance in the amount of One Hundred Sixty Thousand Two Hundred
Ninety and no/100 Dollars ($160,290.00) (the "Improvement Allowance"). Only Eighty Thousand One Hundred Forty-Five and no/100 Dollars ($80,145.00) (i.e., $5.00 per rentable square foot of the entire Premises) of the Allowance shall be available until the security deposit has been increased to $400,000 in accordance with Section 5.1 of this Lease. The Improvement Allowance shall be applied against the actual costs and expenses incurred in connection with Alterations for the renovation of the Premises and for the cost of architectural and design services in connection therewith. Landlord shall pay the Improvement Allowance directly to Tenant or, at Landlord's option, jointly to Tenant and Tenant's contractor or architect, upon satisfaction of the following conditions: (i) Tenant's occupancy of the Premises; (ii) receipt by Landlord of appropriate paid receipts or invoices and lien waivers from the architect, contractor and all subcontractors covering all work performed by the architect, contractor and subcontractors; (iii) all Alterations must comply with the terms of this Article X; and (iv) no event shall have occurred that would constitute a default under this Lease. If requested by Tenant, Landlord shall make progress payments of the Improvement Allowance provided no default has occurred under this Lease and Tenant can demonstrate to Landlord that Tenant has sufficient funds in addition to the available remaining amount of the Improvement Allowance to complete the tenant improvements including any cost overruns in connection therewith. Requisitions for any advance of the Improvement Allowance will be processed by Landlord as soon as all required documentation has been received. Tenant acknowledges that payment is usually made within thirty to sixty days after submission of the complete requisition. From the Improvement Allowance, Landlord may withhold a fee for construction management of three percent (3%) of the total of the Improvement Allowance plus any amounts in excess of the Improvement Allowance due from Tenant for the initial renovation of the Premises; however, said three percent shall be deferred on the portion of the Improvement Allowance disbursed before the security deposit is increased and shall be paid from the balance of the Improvement Allowance after the security deposit has been increased. If Tenant does not use all of the Improvement Allowance, Tenant may use a portion of the Improvement Allowance for telephones, computer equipment, and cabling therefor provided such equipment is installed in the Premises. Tenant may reserve a portion of the Improvement Allowance for tenant improvements in the Expansion Premises, including the removal of the demising wall; however, no interest shall accrue on any unfunded portion of the Improvement Allowance. If Tenant has not requested any portion of the Improvement Allowance by December 31, 2001, the remaining portion shall be forfeited.

                                   ARTICLE XI

                              SIGNS AND FURNISHINGS

       SECTION 11.1 SIGNS AND NOTICES. No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building (other than signs within the Premises that are not visible outside of the Premises) except on the directories and the doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent hereunder. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building except the Premises.

       SECTION 11.2 FURNISHINGS. Landlord shall have the right to prescribe the weight and position of file systems, safes, computer systems, and other heavy items, equipment and fixtures, which, if considered necessary by the Landlord, shall stand on plank strips to distribute their weight. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired by and at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord, who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Complex any of Tenant's furniture, equipment or other material there delivered or deposited.

                                   ARTICLE XII

                               TENANT'S EQUIPMENT

       SECTION 12.1 TENANT'S EQUIPMENT. Tenant will not install or operate in the Premises any electrically operated equipment or machinery that operates on greater than 110-volt power or any computer equipment other than normal office equipment and appliances without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for the excess consumption of electricity or other utilities (including, but not limited to any excess utility, sales or other taxes and resultant increases in electricity charges for the Building) and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

                                  ARTICLE XIII

                             INSPECTION BY LANDLORD

       SECTION 13.1 INSPECTION BY LANDLORD. Tenant will permit Landlord, or its agents or representatives, to enter the Premises, at any time and from time to time, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations and/or repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Lease Term. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises.

                                   ARTICLE XIV

                                    INSURANCE

       SECTION 14.1 TENANT TO COMPLY WITH INSURANCE REQUIREMENTS. Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment, and as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and any such sum shall be considered additional rent payable hereunder.

       SECTION 14.2 TENANT TO CARRY INSURANCE.

              (a) Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage. Such insurance shall be in minimum amounts approved by Landlord from time to time, but in no event less than Two Million Dollars ($2,000,000) and shall be for a minimum term of one (1) year.

              (b) Throughout the Lease Term, Tenant shall also obtain and maintain insurance coverage for all risks and perils as customarily provided by insurance companies

(including flood and earthquake) to insure against damage to or loss of the contents of the Premises, including, without limitation, alterations, decorations, or improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. Such policy shall be for the full insurable value of such property and shall not be subject to a deductible in excess of $10,000.

              (c) Each of said policies of insurance shall name Landlord, New American Real Estate Holdings, Inc., and Landlord's managing agent as additional insureds, and if requested by the holder of any mortgage or deed of trust against the Building, the public liability policy referred to above shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord and, if named as an additional insured, the holder of any mortgage or deed of trust on the Building, at least thirty (30) days' prior written notice of such proposed action. All of Tenant's insurance required under this Lease shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry. All insurance policies required from Tenant under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Building is located with a financial rating of at least an A:XII as rated in the most recent edition of Best Insurance Reports and in business for the past five
(5) years. On or before the Lease Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance (ACORD 27) evidencing the coverages required by this Section. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

       SECTION 14.3 LANDLORD TO CARRY INSURANCE. Throughout the Lease Term, Landlord shall obtain and maintain (a) insurance against all risks of physical loss or damage to the Building, including, without limitation, all risks covered by an "extended coverage" policy, in an amount not less than one hundred percent (100%) of the full replacement cost thereof, without reduction for depreciation, and (b) comprehensive liability insurance on an "occurrence basis" against claims or damages of death, bodily injury, or property damage occurring in or about the Building, in amounts customary for owners of first-class office building in the Washington, D.C. metropolitan area.

       SECTION 14.4 WAIVERS OF CLAIMS, RIGHT OF SUBROGATION. To the extent permitted by available policies of insurance, Landlord and Tenant each hereby waives any right of recovery against the other to the extent of any loss or damage that is covered by any policy of insurance maintained by either party with respect to the Premises or the Building or any operations therein. If no available policy of insurance permits such waiver without invalidating the coverage, the party maintaining such policy shall obtain from such insurer an endorsement effecting a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy. If not obtainable, then such party shall have the other party named as an additional insured on such policy of insurance if permitted, and such other party shall pay any costs attributable to such inclusion. Except to the extent expressly provided herein, nothing contained in this Lease shall relieve Landlord or Tenant of any liability to each other or to their insurance carriers which Landlord or Tenant may have under law or the provisions of this Lease in connection with any damage to the Building, the Premises, tenant improvements, fixtures, equipment, furniture, and all other personal property, by fire, casualty or other insured risk.

                                   ARTICLE XV

                             SERVICES AND UTILITIES

      SECTION 15.1 SERVICES AND UTILITIES. Landlord shall maintain, and make all necessary repairs to, the Building in a manner befitting a modern, first-class office building in Alexandria, Virginia, in accordance with all applicable laws and ordinances. Landlord shall furnish to the Premises air-conditioning and heat during the seasons when they are required, as determined in Landlord's reasonable judgment. Landlord shall also provide reasonably adequate electricity, water, exterior window-cleaning service, and char and janitorial service after 6:00 p.m. on Monday through Friday only (excluding legal holidays), as required in Landlord's sole but not unreasonable judgment. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators and/or the Building. The normal hours of operation of the Building will be 8:00 a.m. to 7:00 p.m. on Monday through Friday (except legal holidays) and 8:00 a.m. to 2:00 p.m. on Saturday (except legal holidays). There will be no normal hours of operation of the Building on Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. It is also agreed that if Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air-conditioning or heat, provided Tenant gives Landlord's agent sufficient advance notice of such requirement. Tenant hereby agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service.

      SECTION 15.2 FAILURE OF UTILITIES. It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from the following events (collectively, "Force Majeure Events"): fire or other casualty, acts of God, civil commotion or riots, governmental act or failure to act, strike, labor dispute, inability to procure materials and any other cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events). It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. However, if the utilities or services to be furnished by Landlord under this Section 15.2 are interrupted due to causes within Landlord's reasonable control and Tenant is unable to use, and does not in fact occupy, the Premises for a period of ten (10) consecutive business days, then rent shall abate from and after said tenth day until the date Landlord has resumed providing such utilities and services. Tenant acknowledges that if Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to any Force Majeure Event, then Landlord shall have no liability for such obligations. Tenant acknowledges that Tenant will carry business interruption insurance throughout the Lease Term and that this section shall in no event be deemed to make Landlord liable for Force Majeure Events.

      SECTION 15.3 COMPLIANCE WITH CONSERVATION REQUIREMENTS. The parties hereto agree to comply with all mandatory and voluntary energy, water or other conservation controls or requirements applicable to office buildings, instituted by the Federal, Virginia or City of Alexandria governments, including, without limitation, controls on the permitted range of temperature settings in office buildings, or requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

                                  ARTICLE XVI

                             LIABILITY OF LANDLORD

      SECTION 16.1 LIABILITY OF LANDLORD LIMITED. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss compensation or claim, including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: repairs to any portion of the Premises or the Building; interruption in the use of the Premises; any accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons) of elevators, or of the heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Premises; any fire, robbery, theft, mysterious disappearance and/or any other casualty; the actions of any other tenants of the Building or of any other person or persons; and any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing work in the Building. Any goods, property or personal effects stored or placed by the Tenant or its employees in or about the Premises or Building shall be at the sole risk of the Tenant, and the Landlord shall not in any manner be held responsible therefor. It is understood that the employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of the Tenant for such purposes and not as the agent of the Landlord. Notwithstanding the foregoing provisions of this Section 16.1, Landlord shall not be released from liability to Tenant for any damage or injury caused by the willful misconduct of Landlord or its employees.

      SECTION 16.2  INDEMNIFICATION.

             (a) Subject to the waiver of claims set forth in Section 14.4 of this Lease, Tenant shall indemnify and hold Landlord and Landlord's agents and its and their officers, directors, and employees, harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord and Landlord's agents and its and their officers, directors, and employees, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any act or omission by Tenant or its employees, agents or invitees, or (iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease.

             (b) Subject to the waiver of claims set forth in Section 14.4 of this Lease, Landlord shall indemnify and hold Tenant and Tenant's agents and its and their officers, directors and employees harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Tenant and Tenant's agents and its and their officers, directors, and employees to the extent directly or indirectly, based on, arising out of or resulting from (i) any negligent act or omission by Landlord or its employees, agents or invitees, in the operation of the Building or the Complex; (ii) latent defects in the Building or the Complex; or (iii) any breach or default by Landlord in the performance or observation of its covenants or obligations under this Lease.

      SECTION 16.2 TRANSFER OF BUILDING. In the event that at any time Landlord shall sell or transfer the Building, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer and the new owner of the Building shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring before the date of such sale or transfer.

      SECTION 16.3 NO RENTAL OFFSET. In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole method for recovering upon such claim shall be to institute an independent action against Landlord.

      SECTION 16.4 NO RECOURSE AGAINST LANDLORD. Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's interest in the Complex. In no event shall any partner, shareholder, officer, director or any principal of Landlord or any other persons be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord unless such claim or judgment is based upon the willful or grossly negligent acts or omissions of any of the foregoing persons.

                                  ARTICLE XVII

                             RULES AND REGULATIONS

      SECTION 17.1 RULES AND REGULATIONS. Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall at all times abide by and observe the rules and regulations promulgated by Landlord. The initial rules and regulations are attached hereto as Exhibit C. In addition, Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests and permitted subtenants shall abide by and observe all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given to Tenant and such rules and regulations are not inconsistent with the provisions of this Lease. A breach of such rules and regulations by Tenant or anyone using the Premises under Tenant shall be a default under this Lease. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other Tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there are any inconsistencies between this Lease and the provisions of the rules and regulations, the provisions of this Lease will prevail.

                                 ARTICLE XVIII

                             DAMAGE OR DESTRUCTION

      SECTION 18.1 REPAIR AND RESTORATION. If during the Lease Term the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if the repairs and restoration cannot be completed within one hundred fifty (150) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), Landlord and/or Tenant shall have the right, at the option of either, to terminate this Lease as described in the following sentences. Within forty-five (45) days after the occurrence of such damage, Landlord shall provide reasonable assurances to Tenant that such repairs and restoration can be completed within one hundred fifty (150) days of the occurrence of the damage and that Landlord intends to perform such repairs and restoration. If Landlord so informs Tenant that such repairs and restoration can be completed within such time, this Lease shall continue and Landlord shall endeavor to complete said repairs and restoration within said 150-day period. If Landlord fails to provide such assurances or does not substantially complete such repairs or restoration within one hundred eighty (180) days after the occurrence of such casualty for reasons within the control of Landlord (and not due to a Force Majeure Event), then Tenant shall have the right to notify Landlord within fifteen (15) days that it is terminating this Lease. If this Lease is terminated pursuant to the preceding sentence, all rent payable hereunder shall, be apportioned and paid to the date of the occurrence of such damage. If this Lease is not terminated as a result of damage, and provided that such damage was not caused by the act or omission of Tenant, or any of its employees, agents, licensees, subtenants, customers, clients, family members or guests, until the repair and restoration of the Premises is completed Tenant shall be required to pay fixed monthly rent and additional rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises, except that if such damage or destruction was caused by the act or omission of Tenant, or any of its employees, agents, licensees, subtenants, customers, clients, family members or guests, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction.

       SECTION 18.2 TENANT TO REPAIR FURNISHINGS. If Landlord repairs and restores the Premises as provided in Section 18.1, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

       SECTION 18.3 LANDLORD RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained herein, if there is a destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building from any risk, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant.

                                   ARTICLE XIX

                                  CONDEMNATION

       SECTION 19.1 EFFECT OF CONDEMNATION. If the whole or a substantial part (as hereinafter defined) of the Premises and/or the Building or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises (or the use and occupancy thereof) is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), this Lease shall continue in full force and effect, but the fixed monthly rent and additional rent thereafter payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area taken to the total rentable area in the Premises prior to such taking) as of the date title vests in the governmental or quasi-governmental authority. For purposes of this Section 19.1, a substantial part of the Premises shall be considered to have been taken if more than twenty-five percent (25%) (in the case of a temporary taking only if for a term greater than one year) of the Premises is rendered unusable as a result of such taking. Two or more consecutive takings (e.g., two successive one year takings) shall be considered one taking for the full period of such consecutive takings.

       SECTION 19.2 CONDEMNATION PROCEEDS. All awards, damages and other compensation paid by the condemning authority on account of the taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired Lease Term, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award nor compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                                   ARTICLE XX

                                DEFAULT BY TENANT

       SECTION 20.1 TENANT DEFAULTS. The occurrence of any of the following shall constitute a default by Tenant under this Lease:

              (a) If Tenant shall fail to pay any payment of fixed monthly rent or additional rent when due, or shall fail to make any other payment required by this Lease when due.

              (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease.

              (c)    If Tenant shall vacate or abandon the Premises.

              (d) If the Tenant (i) is voluntarily adjudicated a bankrupt or insolvent, (ii) seeks or consents to the appointment of a receiver or trustee for itself or for all or a part of its property, (iii) files a petition seeking relief under the bankruptcy or similar laws of the United States or any state or any other jurisdiction, (iv) makes a general assignment for the benefit of creditors, or (v) admits in writing its inability to pay its debts as they mature.

              (e) If a petition shall be filed against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation and shall remain undismissed or unstayed for 30 days, or if any trustee, receiver or liquidator of the Tenant, or of all or any substantial part of its properties, shall be appointed without the consent or acquiescence of the Tenant and such appointment shall remain unvacated or unstayed for 30 days.

              (f) If Tenant shall fail to increase the security deposit to $400,000 by no later than October 1, 1998, in accordance with Section 5.1 of this Lease.

Notwithstanding the provisions of this Section 20.1, a default shall not be deemed to have occurred with respect to the failure of payment of any installment of rent or additional rent unless such failure shall continue for a period of seven (7) days, nor shall any default be deemed to have occurred if Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of rent or additional rent if such failure is cured or removed within ten (10) days after written notice is given to Tenant by Landlord setting forth the nature of such default, or in respect to a default which cannot be cured within such period, so long as Tenant shall commence to remove the same within such ten-day period and shall diligently and expeditiously proceed to complete the cure or removal thereof. Notwithstanding the foregoing, if Tenant fails to increase the security deposit to $400,000 by no later than October 1, 1998, time being of the essence, in accordance with Section 5.1 of this Lease, such failure shall be an immediate Event of Default hereunder, and Landlord, at its sole option, shall be entitled to exercise its rights and remedies under this Lease regardless of Tenant's subsequent cure of such default. Tenant acknowledges that during the negotiation of this Lease, Tenant requested, and Landlord permitted, Tenant to delay posting the full $400,000 security deposit as a special accommodation to Tenant with the understanding that Tenant would post the full $400,000 by no later than October 1, 1998, time being of the essence.

       SECTION 20.2 TERMINATION OR RE-ENTRY UPON TENANT DEFAULT. If Tenant shall be in default under this Lease, Landlord shall have the right, at its sole option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Article XX shall operate as a notice to quit; and any other notice to quit or notice of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant's default, the Premises may be relet by Landlord for such rent and upon such terms as Landlord deems reasonable under the circumstances and, if the full rental provided herein plus the costs, expenses and damages described below shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in fixed and additional rent, reasonable attorney's fees, brokerage fees, and the expenses of placing the Premises in first-class rentable condition. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section 20.2 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

       SECTION 20.3 RIGHTS OF LANDLORD TO BE CUMULATIVE. All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder, at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

       SECTION 20.4 NO ACCORD AND SATISFACTION. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of fixed rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

       SECTION 20.5 LANDLORD MAY ACT ON TENANT'S BEHALF. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the "prime rate" or subsequent reference rate then being charged by The Riggs National Bank of D.C. from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

       SECTION 20.6 INTEREST AND LATE CHARGE. If Tenant fails to make any payment of fixed monthly rent or of additional rent on or before the date such payment is due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the "prime rate" then being charged by The Riggs National Bank of D.C. from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder within two (2) days of written demand therefor.

       SECTION 20.7 LANDLORD'S SECURITY INTEREST. Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in the security deposit, if any, and all personal property of Tenant located in the Premises, as security for the payment of all rent and the performance of all other obligations of Tenant required by this Lease. In order to perfect and enforce said lien and security interest, Tenant agrees to execute all required financing statements. At any time after a default by Tenant hereunder, Landlord may seize and take possession of any and all personal property belonging to Tenant which may be found in and upon the Premises. If Tenant fails to redeem the personal property so seized by payment of all sums due Landlord under and by virtue of this Lease, Landlord shall have the right, after ten (10) days' written notice to Tenant, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous. After the payment of all property charges incident to such sale, the proceeds thereof shall be applied to the payment of any and all sums due to any surplus remaining after the payment of all sums due to Landlord, such surplus shall be paid over to Tenant. This section is not intended to limit or restrict in any way Landlord's right to any lien or rent by statute or common law.

                                   ARTICLE XXI

                          SUBORDINATION AND ATTORNMENT

       SECTION 21.1  SUBORDINATION.

              (a) This Lease is and shall remain subject and subordinate to the lien of any and all current and future mortgages and/or any ground leases (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Building, the land on which the Building is located and/or the Complex, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof.

              (b) In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant if Tenant fails to sign and return any such certificate or other document within ten days after receipt by Tenant.

       SECTION 21.2 ATTORNMENT. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage encumbering the Building or the termination of any ground lease affecting the Building, Tenant shall attorn to the purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as the Landlord, under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.

                                  ARTICLE XXII

                                  HOLDING OVER

       SECTION 22.1 TENANT HOLDING OVER. In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a Tenant by the month at twice the fixed monthly rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly Tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease, except as to the amount of the monthly rent, which shall be in the amount specified in this paragraph. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 22.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. To the extent permitted by law, the Landlord may accept rent in the holdover amount and concurrently commence legal proceedings to regain possession of the Premises.

                                 ARTICLE XXIII

                             COVENANTS OF LANDLORD

       SECTION 23.1 TENANT RIGHT OF QUIET ENJOYMENT. Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall have the right to, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of Sections 21.1 and 23.2 hereof.

       SECTION 23.2 CERTAIN RIGHTS RESERVED. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the Complex and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Complex and to change the design or configuration of the Building; (ii) to erect, use and maintain pipes and conduits in and through the Premises; and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the forgoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

                                  ARTICLE XXIV

                               GENERAL PROVISIONS

       SECTION 24.1 NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises, the Building, the land on which, the Building is located or the Complex, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

       SECTION 24.2 FINANCING REQUIREMENTS. In the event that any person, including but not limited to any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing the first mortgage interim construction financing for the Building or the Complex and/or the first mortgage permanent financing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) do not adversely affect Tenant's use of the Premises as herein permitted, (ii) do not materially alter the approved architectural plans and specifications for Tenant's renovation of the Premises, and (iii) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and if Tenant does not enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have been submitted to Tenant by Landlord, Landlord shall have the right, at its sole option, to (1) cancel this Lease, (2) to sign on behalf of the Tenant pursuant to a power of attorney, which is hereby expressly granted to the Landlord by Tenant, or (3) to declare an event of default under this Lease. Such options shall be exercisable by Landlord giving Tenant written notice of the option elected.

       SECTION 24.3 NO PARTNERSHIP. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

       SECTION 24.4 BROKERS. Landlord recognizes Trammell Crow Company and Insignia/Barnes, Morris as the sole brokers procuring this Lease and shall pay said brokers a commission therefor pursuant to a separate agreement between said brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent, or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

       SECTION 24.5 TENANT ESTOPPEL AND CERTIFICATES. Tenant agrees, at any time from time to time, upon not less than five (5) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating that all Tenant work has been satisfactorily completed, or if not, a list of items excepted; (v) any other certification reasonably required by Landlord; and (vi) stating the address to which notices to Tenant are to be sent. Any statement delivered by Tenant may be relied upon by any owner of the Building or the land upon which it is situated, any prospective purchaser of the Building or such land mortgage or prospective mortgagee of the Building or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

       SECTION 24.6 WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN
ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OR INJURY OR DAMAGE.

       SECTION 24.7 NOTICES. Landlord is a nonresident of the Commonwealth of Virginia and has appointed CT Corporation as its appointed agent to receive service of process, notices, orders or demands. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord, at c/o Trammell Crow Company, 1055 Thomas Jefferson Street, N.W., Washington, D.C. 20007, Attention: Canal Center Property Manager, with copy to Alan P. Vollmann, Esquire, Ginsburg, Feldman & Bress, Chartered, 1250 Connecticut Avenue, N.W., Washington, D.C. 20036; (ii) if to Tenant, before occupancy, at 1199 North Fairfax Street, Suite 702, Alexandria, Virginia 22314, and after occupancy at the Premises. Either party may change its address for the giving of notices by notice given in accordance with this Section.


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


       SECTION 24.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

       SECTION 24.9 GENDER. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

       SECTION 24.10 SUCCESSORS AND ASSIGNS. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof prohibiting assignment or subletting by Tenant.

       SECTION 24.11 ENTIRE AGREEMENT. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

       SECTION 24.12 HEADINGS. Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

       SECTION 24.13 EXECUTION AND DELIVERY. The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

       SECTION 24.14 COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

       SECTION 24.15 DETERMINATIONS OF AREA. The rentable area in the Premises and all other determinations of area under this Lease have been and shall be determined in accordance with the Washington D.C. Association of Realtors, Inc. Standard Method of Measurement dated January 1, 1989.

       SECTION 24.16 ATTORNEYS' FEES. If either party brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action shall be entitled to receive its reasonable attorneys' fees and costs from the losing party.

       SECTION 24.17 CALENDAR DAYS/BUSINESS DAYS. As used in this Lease and the exhibits thereto (including, without limitation, the Work Agreement), all references to "days" shall be calendar days unless business days are specified.

       SECTION 24.18 CORPORATE AUTHORITY. Tenant represents and warrants to Landlord that (i) it is a Delaware corporation authorized to conduct business in the Commonwealth of Virginia and (ii) the person executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant.

       SECTION 24.19 CONSENT TO JURISDICTION AND FORUM. Any litigation in connection with, or arising out of, this Lease shall be brought in the state or federal courts for the City of


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


Alexandria. Landlord and Tenant hereby consent to such court's exercise of personal jurisdiction over them. Tenant irrevocably appoints Wayne M. Zell, having an address at 825 Neal Drive, Alexandria, Virginia 22308-1925, as Tenant's agent for receipt of service of process on Tenant's behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Lease. Service shall be effected by any means permitted by the court in which any action is filed, or, at Landlord's option, by mailing process, postage prepaid, by certified mail, return receipt requested, either to Tenant's agent at the foregoing address or to Tenant at Tenant's address set forth in the Notices section of this Lease. Service shall be deemed effective upon receipt. Tenant may designate a change of address or agent for purposes of this section by written notice to Landlord in accordance with the provisions of the Notices section of this Lease at least ten (10) days before such change of address or agent is to become effective.

       SECTION 24.20 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first above written.

                                       LANDLORD:
                                       --------

ATTEST OR WITNESS:                     WATERFRONT II CORPORATION


                                       By:                                [SEAL]
--------------------------------          --------------------------------
                                          Name:
                                          Title:


                                       TENANT:
                                       ------

ATTEST OR WITNESS:                     NEWSREAL, INC.


/s/ ROBIN B. NELSON                    By: /s/ WAYNE M. ZELL              [SEAL]
--------------------------------          --------------------------------
                                          Name:   WAYNE M. ZELL
                                          Title:  CHIEF FINANCIAL OFFICER &
                                                  GENERAL COUNSEL



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